GAPro

GAPro instantly and securely shares insurance information anytime, anywhere, to anyone who needs it through easy to use self-service access.

45 days
Until the round closes

$100
Minimum Investment

It costs $60 billion annually to create, send and evaluate proof of insurance in the US. What would it be worth to save 10%? 50%?

GAPro is the world's first and only online, real time insurance information sharing platform that actively and securely engages everyone who has an interest in that information. This system automatically verifies everyone's insurance requirements, helping people conduct and grow their business, buying a car or home, or anytime insurance information needs to be shared. GAPro matches insurance information to individual user needs, verifying compliance and notifying affected parties when there is a potential problem. GAPro brings all insurance stakeholders together, viewing the same information, at the same time, in the same way.

GAPro partners with insurance carriers to invest sharable data on the platform and connects all parties with an interest to confirm compliance and verify coverage making everyone comfortable about executing the written contract. GAPro is the verification service of the future.

GAPro estimates that we can save 75% of the proof of insurance cost.

The minimum investment is
$100

GAPro is selling up to
$100,000 of Common Stock

Pre-money valuation
$5,244,490 ?

This round closes
Fri, Feb 24 2017, 11:00am AM EST

Share GAPro with others!

The market opportunity

More than 250,000 times a day, someone is creating, delivering and evaluating whether insurance coverage exists and meets their needs. Todays convoluted, error prone and wildly expensive forms are a vortex of manual effort, paper, email, faxes and procedures where no one is looking at the same information, at the same time, in the same way. Insurance information is both late and locked in forms (paper or PDF) not to mention that almost half have errors.

The size of this opportunity is significant;

- $3.1 trillion of commercial and multifamily mortgages
- $91 billion total homeowners premiums
- 5.6 million commercial buildings with 87.4 billion square feet
- 1.2 million companies with 28.8 million commercial trucks and 3 million drivers
- 42.6 million independent contractors
- $2.6 billion in uninsured motorist claims
- $1 trillion in auto loans

And each mortgage, loan, building, vehicle, driver, contractor requires that insurance be verified not only once a year, but on an ongoing basis.

Our solution

GAPro collects insurance information, connecting all insurance stakeholders with secure self-service access, providing real-time and ongoing insurance confirmation and compliance verification globally. GAPro significantly reduces effort, costs and errors associated with today's forms based approaches. Additionally, GAPro can provide new customers and sources of revenue for carriers and agent/brokers alike.


THIRD PARTIES
RISK PROFILE
POLICY DATA
AGENCY
RISK PROFILE
INSURED
CARRIER

GAPro connects all insurance stakeholders

Our Team

GAPro is led by proven entrepreneurs who have significant experience in both the insurance industry and technology. The company's passionate leaders include:



Herbert (Herb) Gibson, Jr.

Founder and CEO

Herb Gibson is founder and CEO, GAPro, the Verification-as-a-Service platform of the future for insurance. Herb has overall responsibility for strategic direction and operations. His unique mix of significant entrepreneurial technology and insurance experience positions GAPro towards significant growth and the future of customer engagement. His experience includes founder of ITG Advisors (an insurance agency), President/CEO for Aversien Science (risk management technology company) and Vice-President of Meadowbrook Insurance Group.

A native of Detroit, Herb graduated from and played football for Notre Dame under the tutelage of Coach Lou Holtz. Herb received his Masters of Science in Management from Walsh.



Chester (Chet) Gladkowski

Cofounder, Chief Marketing Officer, Chief Information Officer

Chet has been recognized as a leading insurance/IT executive, providing both strategic and practical insights across all P&C lines of business. He has worked in the P&C insurance information industry 40+ years for carriers, broker/MGA/agency, vendors and industry associations. Chet's roles have included CIO for Interstate Insurance, Senior Director – Research & Development for ACORD and Vice President of software sales. As Cofounder, CMO/CIO for GAPro, Chet is responsible for all marketing, messaging, sales, software development and deployment.



Naga Gautham Peddibhotla

Cofounder, Chief Strategy Officer, Chief Development Officer

Naga Peddibhotla is a treasury alum of General Motors Treasurer's Office where his assignments included global FX/commodity risk and global liquidity. Previous experiences include working as the finance lead for CUNA Mutual Group's operational transformation project and customer operations budget as well as managing all finance activities including the health and P&C insurance portfolio for a mobile medical diagnostic company. International experiences include investment banking, index fund software implementation and other capital market projects. As Cofounder, CSO/CDO for GAPro, Gautham is responsible for all strategy and development.

Currently a native of Ferndale, MI after immigrating from India, Naga has a MA from Newcastle University, England and a MBA from the Maharishi University of Management, Iowa. He is an avid golfer, traveler and foodie, being married to a gourmet chef.

Success so far

Starting with little more than an idea, GAPro has grown and succeeded in a number of significant ways;

- In partnership with Mercato Solutions, leveraged the KnowledgeKube platform to develop a functional Proof of Concept that has grown into an operational Pilot, demonstrating all the key capabilities of GAPro
- Signed our first customer, NAPA/Gallagher that delivered a Pilot project with more than 17,000 policies
- GAPro has been recognized as one of the top InsurTech companies to watch in 2017
- Partnered with Insurance Thought Leadership to not only bring marketplace awareness to GAPro, but to connect with C-suite executives around the globe. ITL's network has nearly 800,000 in 216 countries and is growing by 8,000 new users a month.

Be a part of GAPro

When you invest in GAPro, you invest in more than a software product and company. You invest in a community that unites insurance companies, brokers, agents, insureds, banks, mortgage companies, contractors, anyone needing proof of insurance. You invest in a vision to give greater value and visibility to insurance.

We will use the funds from this offering to:

- Add capabilities and extend existing Pilot from 17,000 to 120,000 policyholders
- License and deploy GAPro in the Asian insurance marketplace

This is an offering of Common Stock in G WIZICON Technologies, Inc., doing business as GAPro, which must raise at least $20,000 by February 24, 2017 at 2017-02-24 11:00am ET. If the offering doesn't reach its **minimum**, then your money will be refunded. The offering can issue additional securities to raise up to $100,000, its **maximum**.

$0 raised

$20,000 minimum — $100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its **post-money valuation**) will be:

1,071,040 shares × $4.99 per share = $5,344,490 implied valuation



Arthur Judson

Senior Vice President, Goss LLC Insurance

"In this day and age, it just doesn't make sense to pump out millions of meaningless, instantly-obsolete documents that seldom represent the insurance contract. GAPro has invented and developed the only practical and meaningful insurance verification solution. Everyone owes GAPro not only a debt of gratitude, but our financial support for finally inventing and developing the only practical and meaningful insurance evidence solution since 1965."

Learn more about GAPro at gaprosystem.com.

Pitch Deck

Download

- 
GAP RO
SYSTEM
Rewiring the Insurance Industry
- 
Key Truth
Every Industry & Transaction Needs Proof of Insurance
FINANCE
HEALTH
LAW
RETAIL
EDUCATION
TECHNOLOGY
MILITARY
HOSPITALITY
ENGINEERING
CONSTRUCTION
- 
Problem: Lack of a Central Clearing House
• Mission: Create a Global Insurance Clearing House
- Form Driven / PDF / Excel Based
- Static Manual Data
- Resource Drain (High Cost)
- Claims – What is Covered by a Policy?
- Reactive Process
- One-on-One Interactions
- Forty Years/No Change
• Example: Certificate of Insurance
- Coverage Misrepresentation: 21%
- Static: Inaccurate 40-50%
- Cost: $7 - $18/Cert
- Fraud
Example: One Broker
4 Million COI's per Year x $18 per COI = $72 Million per Year
CERTIFICATE OF LIABILITY INSURANCE
Agent Signature
- 
MEET GAPRO
The Real-Time, Single-Source Solution for Automating the Insurance Verification Process
GAPro System is a cloud-based PaaS solution providing real-time & ongoing insurance confirmation and compliance verification
STANDARDIZATION
COMPLIANCE
EFFICIENCY
GAPro System is the first system to engage all four insurance stakeholders: 1. INSURER 2. AGENT 3. INSURED and 4. THIRD-PARTIES
©GAPro System, 2016
www.gaprosystem.com

GAPro System Clearing House Solution



Carrier
Agency
3rd Parties
Insured
Collects
Verifies
Notifies
Policy Data
Risk Profile
VERIFIED
Value
Accuracy
Operational Efficiency
Real Time
Information Gateway
✓ Automation
✓ Data ownership
✓ Self service
✓ Warehousing
✓ Worklists
✓ Tracking
✓ Exception reporting
✓ Fraud prevention
✓ "Single source of truth"
✓ Analytics
✓ Dash boards
✓ Compliance
✓ Confirmation
✓ Alignment
Carrier
Agency
3rd Parties
Insured

Why isn't someone else doing this?

- Independent Platform
- Must Eliminate Existing Data Silos
- Inertia/Status Quo
- Need Both Technical & Industry Knowledge
- Internet / Cloud Technology Now Exists to Deliver Functionality

GAPro System Go-to-Market

1. **Complete MVP** with KnowledgeKube
   - Risk Profile
   - Authentication
   - Rules / Workflow
   - Exceptions / Notifications
   - Track & Report
   - Back Office: Billing, etc.

   GAP System
   - Deliver to LOIB Customers
   - Begin Billing

2. **Co-Market** with Vertafore
   - Source of Revenue as well as access to their customers
   - 1,500 Carriers
   - 20,000 Agencies
   - 400,000 Agents

   - Prepare Marketing Materials
   - Support Sales
   - Access Data from Carriers (Top 7% have 80% of Data)

3. **Direct Sales**
   - Marketing Materials
   - Whitepapers
   - Webinars

Year 1 Target: $2.5M
- 50 Carriers
- 200,000 Agents/Agencies

GAPro Customer Traction

Current
- **NAPA (120,000) – Contract details being finalized**
- **US Ecology (5000) – Pilot being finalized**
- **Brown & Brown (800,000)**
- **CalSurance (150,000)**

Pipeline
- **United Healthcare (80,000)**
- **Blue Cross Blue Shield (100,000)**
- **IIABA (23,000)**
- **Uber (?)**

Other
- **Carrier Engagement** include AIG, Liberty Mutual, Aviva
- **Agency Letters of Intent to Buy**
- **3rd Party & Insured Pilots**

Revenue Model


Import Engine
ACORD
Policies
AM Best
IVANS
Gov't
Others
GAPro Functions
Risk Profile
Authenticate
Dashboard
Rules/Workflow
Evaluate/Notify
Exceptions/Actions
Escalate/Communicate
Track & Report
SaaS Access
Agent
Carrier
Insured
3rd party
Data
Revenue/Fees
GAPRO
Transactions
Subscription Fees
Data Analytics

Phase I

Agents: 1M
Agencies: 38K
Carriers: 2.6K
Brokers: 1.2K

Carrier Revenue

- Subscription – Average $25K per Year

Agents Revenue

- Usage-Based Leading to Subscription – Average $6 per Year

Target: Year 1

- 200,000 Agents x $6 = $1.2M
- 50 Carriers x $25K = $1.25M

	Size	Compliance Cost	GAPro Estimated Market
Agencies	38,500	$1.2B	$0.2B
Carriers/Brokers	3,800	$10.0B	$1.9B
Others	*	$25.0B	$4.8B
Total		$36.2B	$6.9B

The GAPro Effect

How we WIN together?

The GAPro Effect – 3rd Party & Insured

3rd Party

- Ease of vendor management - elimination of non-compliant rogue vendors, subcontractors
- Eliminate verification fraud and misrepresentation
- Reduced expenses
- Re-purpose man hours
- Self service verification process

Insured

- Transparency of policy data
- Increased accountability with stakeholders
- Easier access to data
- Improved communication & workflow
- Self service verification process

Carrier Data Sharing Model


Carrier Data Investment
Carrier Data Sharing Services
Carrier Data Reserve
Data Sharing Agreement
VERIFIED
GAPro Verification Services
GAPro Risk Profile Services
$$

- Mission:
  - Carrier Data Investment – Carrier Data Sharing Services
  - Sharable Data Reserve with GAPro – (Private Data, Anonymous Data)
  - Data Sharing Agreements between GAPro and Carrier
  - Reserve Data utilized for GAPro Verified Service/Risk Profile Service (VaaS)
  - GAPro creates a Return on Data Investment back to Carriers

Return on Data Opportunity



New Revenue/ Premium Persistency
Private & Global Data Reserve
Data Analytics (All Stakeholders)
Dynamic Underwriting Intelligence
Product Innovation
Subrogation Management
Bench Marking/ Customer Engagement Efficiency

The Future of Insurance Verification



Policy Data
Policy Status
VERIFIED
Beneficiaries
1. Insurance Carriers
2. Associations
3. NAIC
4. Insurance Agents
5. Policyholders
INSURANCE CARRIERS
Coverage
1. Property
2. Flood
3. Inland Marine
4. Auto
5. Mortgage
6. Aviation
7. Earthquake
8. Construction
9. Pollution
BANKING $14T Assets
Beneficiaries
1. Feds - Dodd/Frank
2. CFPB
3. Regional Banks
4. National Banks
5. Global Banks
6. Comm Lenders
7. Other Industry 3rd parties
Anonymous Global Data
Enhanced Asset Protection
Enhanced Consumer Protection
Operational Efficiency
Increased Persistency of Revenue
Compliance Cost Reduction
Product Development

Financial Projections

Description	Year 1	Year 2	Year 3	Year 4	Year 5
Phase I	390	740	1,870	3,420	5,130
Phase II	-	1,555	7,820	32,570	61,480
Total Revenue	390	2,295	9,690	35,990	66,610
Cost of Revenue	160	964	3,690	12,660	22,000
Gross Margin	230	1,331	6,000	23,330	44,610
SG&A Expense	1,380	2,250	3,920	12,600	18,650
EBIT	(1,150)	(919)	2,080	10,730	25,960

Capital Needs

Funding to Date

- Start Garden $125,000
- Invest Detroit $50,000
- Pre-Seed Cap $125,000
- Owners Cap/PowerMoves $75,000

Uses

- Take-to-Market system development
- Customer traction & marketing
- Management team

Need

$2 M – $2.5 M
- $1.5 M Tranche

Follow-on Growth Funding in late 2017

Uses

- MVP System Release
- Customer Acquisition (Scale)
- Round out Management, Sales, and Customer Support

Fund Rapid Growth & Specific Industries

Management Team



Herbert E. Gibson, CEO – Vision & Industry Relationships
- Founder, ITG Advisors 2008–2014
- 18 years of industry experience



Chet Gladkowski, CIO/CMO – Partnership Programs with Customers and Data Providers
- Carrier, agencies, vendors, CIO, ACORD relationships
- 41 years of insurance & technology experience


Naga Peddibhotla, CSO/CDO – Strategy & Development
- Project management, corporate and banking relationships
- 15 years of investment banking, strategy & business development
Next Hires: Technical Manager/CTO Director - Sales & Support

- 
Exit Strategy
Verisk
LexisNexis
Applied Systems
Hewlett Packard
Vertafore
Google

Financial Statements

GAPro's official name is G Wizicon Technologies Inc., so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement

GAPro's SEC filings

- Regulation Crowdfunding Form C

This is the legal document filed with the SEC for a Regulation Crowdfunding transaction that is exempt from registration under section 4(a)(6) of the Securities Act of 1933.

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.